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             SIGNIFICANT SUBSIDIARIES OF THE ASSOCIATED GROUP, INC.

                                   EXHIBIT 21

                                                              STATE OF
                                                              INCORPORATION
                                                              ---------------

Associated Communications of Mexico, Inc.                     Delaware
Associated Investments, Inc.                                  Delaware
Associated PCN Holding Corporation                            Delaware
Associated Radio, Inc.                                        Delaware
Microwave Services, Inc.                                      Delaware
TruePosition, Inc.                                            Delaware